UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2015

TD Ameritrade Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 South 108th Avenue Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 331-7856

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2015, Fredric J. Tomczyk notified the board of directors of TD Ameritrade Holding Corporation of his retirement as chief executive officer, effective September 30, 2016. Until the date of his retirement on September 30, 2016, he will continue to serve as the chief executive officer of TD Ameritrade.

On November 9, 2015, Tim Hockey entered into an employment agreement with TD Ameritrade to become chief effective officer, effective October 1, 2016. On November 9, 2015, Fredric J. Tomczyk also notified the board of directors of TD Ameritrade of his resignation as president, effective January 2, 2016, at which time Mr. Hockey will serve as president of TD Ameritrade under the terms of his employment agreement. Prior to joining TD Ameritrade, Mr. Hockey, age 52, served as Group Head, Canadian Banking and Wealth Management, TD Bank Group and President & Chief Executive Officer, TD Canada Trust.

Mr. Hockey has been elected as a member of the board of directors effective January 2, 2016 as a Class I director. The Toronto-Dominion Bank has irrevocably waived its right to designate one board member in order to accommodate the appointment of Mr. Hockey as a member of the board until Mr. Hockey becomes chief executive officer, at which time he will occupy the seat designated for the chief executive officer.

Below is a brief summary of the material terms of Mr. Hockey’s employment agreement.

Position	President, effective January 2, 2016 Chief Executive Officer, effective October 1, 2016

Term	5 years, with automatic 1-year renewals

Base Annual Salary	$750,000

Annual Cash Incentive	$1,575,000 at target and pro-rated for fiscal 2016

Annual Equity Incentive	$3,675,000 at target

Special Equity Award	$5,100,000 restricted stock units (“RSUs”), with 5-year cliff vesting $3,100,000 stock options, with 4-year pro-rata vesting

Severance	In the event of termination without cause or resignation for good reason, Mr. Hockey will be entitled to receive:

• Base salary for 2 years

• Annual cash incentive for 2 years and pro-rated for the year of termination or resignation

• Accelerated vesting of RSUs and continued vesting of stock options and performance stock units

Mr. Hockey will be entitled to receive credit for his years of service at The Toronto-Dominion Bank for purpose of determining the vesting of equity in the case of his retirement.

Non-competition	Mr. Hockey is subject to non-competition and non-solicitation provisions during the term of his employment and generally for 2 years after his employment ceases.

Benefits

When traveling on TD Ameritrade-related business, Mr. Hockey will be entitled to fly on private aircraft at the expense of TD Ameritrade.

TD Ameritrade will provide car service transportation to and from work and when traveling by ground transportation on TD Ameritrade-related business.

TD Ameritrade will reimburse Mr. Hockey for the reasonable expenses he incurs to relocate from Toronto, Canada to New Jersey.

On November 6, 2015, the H.R. and Compensation Committee of the board of directors of TD Ameritrade approved a grant of RSUs to J. Thomas Bradley, Jr., Executive Vice President, Retail Distribution, covering a number of shares having a fair market value on the grant date equal to $1 million, with vesting on the fifth anniversary of the grant date, and to Thomas A. Nally, Executive Vice President, TD Ameritrade Institutional, covering a number of shares having a fair market value on the grant date equal to $250,000, with vesting on the third anniversary of the grant date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated November 10, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

Date: November 10, 2015	By:	/s/ Ellen L.S. Koplow
		Name:	Ellen L.S. Koplow
		Title:	Executive Vice President, General Counsel